Exhibit 4.2

                                     WARRANT

                                   TO PURCHASE

             100,000 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                         VELOCITY ASSET MANAGEMENT, INC.

                           (Void after _______, 2011)

                                Warrant No. PA-1

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS WARRANT AND THE PREFERRED SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

     UNTIL _______________, 2007, NEITHER ANDERSON & STRUDWICK, INCORPORATED NOR ANY ASSIGNEE OF ALL OR A PORTION OF THE RIGHTS PURSUANT TO THIS WARRANT MAY SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE ANY OF ITS RIGHTS PURSUANT TO THIS WARRANT OTHER THAN TO BONA FIDE OFFICERS OF ANDERSON & STRUDWICK, INCORPORATED.

     This certifies that Anderson & Strudwick, Incorporated ("A&S," and each of A&S and any successor or assign being a "Holder"), for consideration of the payment of the sum of $100.00, the sufficiency and receipt of which is hereby acknowledged, is entitled to purchase from Velocity Asset Management, Inc., a Delaware corporation (the "Company"), subject to the terms set forth below, up to One Hundred Thousand (100,000), newly issued, fully paid and nonassessable shares (the "Warrant Shares") (subject to adjustment as provided herein) of the Company's Series A Convertible Preferred Stock, $.001 par value per share ("Series A Preferred Stock") for cash at a price of $12.00 per share (as adjusted as provided herein, the "Exercise Price") or pursuant to the cashless exercise terms in Section 1.2 at any time or from time to time after ____________, 2007 and expiring at 5:00 p.m. (Eastern Time) ________, 2011 (the
"Expiration Date") upon surrender to the Company at its principal office (or at such other location as the Company may advise the Holder in writing) of this Warrant properly endorsed with the Form of Subscription attached hereto duly filled in and signed and, if the cashless exercise terms in Section 2.1 are not utilized, upon payment in cash or by check of the aggregate Exercise Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof. The Exercise Price is subject to adjustment as provided in Section 3 of this Warrant and the right to purchase the Warrant Shares and the number of Warrant Shares that may be purchased hereunder are subject to the contingencies set forth in this Warrant.

     This Warrant is subject to the following terms and conditions:

     1. Exercise, Issuance of Certificates, Reduction in Number of Warrant
Shares.

          1.1. General. Except as provided in Section 1.2, this Warrant is exercisable at the option of the Holder of record hereof on or prior to the Expiration Date, at any time or from time to time, for all or any part of the Warrant Shares (but not for a fraction of a share) which may be purchased hereunder, as that number may be adjusted pursuant to Sections 1.2 or 3 of this Warrant. The Company agrees that the Warrant Shares purchased under this Warrant shall be and are deemed to be issued to the Holder hereof as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered, the completed and executed Form of Subscription delivered, and payment of the Exercise Price in cash or by certified check, or if applicable, submission of the cashless exercise calculation pursuant to Section 1.2 for such Warrant Shares. Certificates for the Warrant Shares so acquired, together with any other securities or property (including any money) to which the Holder hereof is entitled upon such exercise, shall be delivered to the Holder or its transferee designated in writing to the Company by the Company at the Company's expense not later than ten (10) days after the rights represented by this Warrant have been so exercised. In case of a purchase of less than all the Warrant Shares which may be purchased under this Warrant, the Company shall cancel this Warrant and promptly execute and deliver to the Holder or its transferee designated in writing to the Company a new Warrant or Warrants of like tenor for the balance of the Warrant Shares purchasable under the Warrant surrendered upon such purchase. Each stock certificate so delivered shall be registered in the name of such Holder. The Company shall pay all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares, if any.

          1.2. Net Issue Exercise of Warrant. Notwithstanding any provisions herein to the contrary, if the Fair Market Value (as defined below) of one share of Series A Preferred Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash, Holder may elect to receive shares of Series A Preferred Stock equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Form of Subscription in which event the Company shall issue to the Holder a number of shares of Series A Preferred Stock computed using the following formula:

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

                            X  =   Y (A-B)
                                   -------
                                      A

Where

          X = the number of shares of Series A Preferred Stock to be issued to Holder;

          Y = the number of shares of Series A Preferred Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation);

          A = the Fair Market Value of one share of the Series A Preferred Stock (at the date of such calculation); and

          B = Exercise Price (as adjusted to the date of such calculation).

     For the purposes of this Warrant, the term "Fair Market Value" of a share of Series A Preferred Stock shall mean (a) if the Series A Preferred Stock is then listed and traded on a national securities exchange, the average of the closing prices for the ten (10) trading days immediately preceding the date on which the Warrant Shares are deemed issued pursuant to Section 1.1; (b) if the Series A Preferred Stock is not then listed and traded on any such securities exchange, the average of the closing prices on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") National Market for the ten (10) trading days immediately preceding the date on which the Warrant Shares are deemed issued pursuant to Section 1.1; (c) if the Series A Preferred Stock is not then traded on a national securities exchange or on the NASDAQ National Market but is otherwise traded over-the-counter, the average of the highest bid and lowest asked prices on for the ten (10) trading days immediately preceeding the date on which the Warrant Shares are deemed issued pursuant to Section 1.1 as quoted on NASDAQ or an equivalent generally accepted reporting service. If on any determination date, none of (a), (b) or (c) of the preceding sentence applies, the Fair Market Value of a share of Series A Preferred Stock shall be the fair market value of such share on such determination date as determined by the Board of Directors in good faith. If the Holder shall object to any determination by the Board of Directors of the Fair Market Value of the Series A Preferred Stock, the Fair Market Value of a share of Series A Preferred Stock shall be determined by an independent appraiser retained by the Company and reasonably acceptable to the Holder, with the expense to be borne by the Company if the Fair Market Value as determined by such appraiser equals or exceeds the Fair Market Value as determined by the Board of Directors, and by the Holder if the Fair Market Value as determined by such appraiser is less than the Fair Market Value as determined by the Board of Directors.

     2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of authorized but unissued Warrant Shares (and common stock into which such Warrant Shares are convertible) as will be sufficient to permit the full exercise of this Warrant. The Company covenants and agrees that all Warrant Shares, and all shares of common stock issuable upon conversion of such Warrant Shares, shall be duly authorized and, upon issuance in accordance herewith, shall be validly issued, fully paid and nonassessable, and free of all liens, security interests, charges and other encumbrances or restrictions upon sale and free and clear of preemptive or similar rights, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

     3. Adjustment of Exercise Price and Number of Shares for Equity Events. The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

          3.1. Dividends; Subdivision or Combination of Stock.

               (a) In the case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Series A Preferred Stock payable in Series A Preferred Stock, (ii) subdivide or split the outstanding Series A Preferred Stock, (iii) combine or reclassify the outstanding Series A Preferred Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Series A Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Series A Preferred Stock or other securities of the Company (or shares of any security into which such shares of Series A Preferred Stock have been reclassified pursuant to clause 3.1(a)(iii) or 3.1(a)(iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

               (b) In the event that, at any time as a result of the provisions of this paragraph 3.1 the Holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock of the Company other than Series A Preferred Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

               (c) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs 3.1(a) hereof, the number of Warrant Shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Warrant Shares obtained by (i) multiplying the number of Warrant Shares covered by this Warrant immediately prior to this adjustment of the number of Warrant Shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          3.2 Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the

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

books of the Company. The notice shall be prepared by the independent public accountants then auditing the books of the Company and signed by the Company's Chief Financial Officer and the Company's Secretary and shall state the Exercise Price resulting from such adjustment and the adjusted number of Warrant Shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts requiring such adjustment upon which such calculation is based. A copy of such notice shall be kept in the custody of the Company's Secretary or Assistant Secretary at its principal office and with its stock transfer agent.

     4. Consolidation, Merger, or Sale of Assets. In case of any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Series A Preferred Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Series A Preferred Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer. Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph 4 shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

     5. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right, prior to the exercise of the Warrant, to vote or to consent to receive notice as a shareholder of the Company on any other matters or any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised.

     6. Compliance with Securities Act; Warrant Transfer; Disposition of Warrant Shares or Common Stock.

          6.1 Compliance with Securities Act. The Holder of this Warrant, acceptance hereof, agrees that this Warrant is being acquired for investment and that it will not offer, sell, or otherwise dispose of this Warrant, any Warrant Shares, or any shares of common stock to be issued upon conversion of the Warrant Shares except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"), or any applicable state securities laws. All Warrant Shares and all shares of common stock issued upon conversion of the Warrant Shares (unless registered under the Act) shall, subject to Section 6.3 be stamped or imprinted with a legend in substantially the following form:

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE. THEY MAY NOT BE OFFERED OR SOLD IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.

UNTIL _______________, 2007, NEITHER ANDERSON & STRUDWICK, INCORPORATED NOR ANY ASSIGNEE OF ALL OR A PORTION OF THE RIGHTS PURSUANT TO THIS WARRANT MAY SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE ANY OF ITS RIGHTS PURSUANT TO THIS WARRANT OTHER THAN TO BONA FIDE OFFICERS OF ANDERSON & STRUDWICK, INCORPORATED.

          6.2 Warrant Transfer. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder. The Warrant may be sold, transferred, assigned, pledged or hypothecated by A&S prior to ______________, 2007 only to bona fide officers of A&S, who in turn shall be subject to the same restriction, contained in this Section 6.2.

          6.3 Disposition of Warrant Shares and Common Stock. With respect to any offer, sale, or other disposition of the Warrant, any Warrant Shares, or of any shares of common stock issued upon conversion of the Warrant Shares prior to registration of such shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration under the Act or any applicable state law then in effect of such Warrant, Warrant Shares or common stock, as the case may be, or that such Warrant, Warrant Shares or common stock are no longer subject to the restrictive legends referred to herein. Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant, Warrant Shares or common stock, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph 6.3 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made and provide a written legal opinion of the Company's outside counsel explaining the reasons for such determination. Notwithstanding the foregoing, such Warrant, Warrant Shares or common stock may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant, Warrant Shares or common stock thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act. If appropriate in the circumstances, the Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

     7. Modification and Waiver. This Warrant and any provision hereof may be amended, changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought. Except as expressly provided herein, no failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     8. Notices. Any notice, request, or other document required or required or permitted to be given or delivered to the Holder hereof or the Company shall be in writing and shall be given to the Holder or the Company at its address or telecopier number set forth below or such other address or telecopier number as either may from time to time provide to the other.

Company:      Velocity Asset Management, Inc.
              48 S. Franklin Turnpike
              3rd Floor
              Ramsey, New Jersey 07446
              Attention:  John C. Kleinert

Holder:       Anderson & Strudwick, Incorporated
              707 East Main Street
              20th Floor
              Richmond, Virginia 23219
              Attention: L. McCarthy Downs, III

     Each such notice, request or other document shall be effective (i) if given by telecopy, when such telecopy is properly transmitted and the intended recipient confirms receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein or, subsequently notified to the other party in writing.

     9. Covenants of the Company. If at any time:

          9.1 the Company shall declare any dividend upon its Series A Preferred Stock payable in stock or make any special dividend or other distribution to the holders of its Series A Preferred Stock;

          9.2 the Company shall offer for subscription pro rata to the holders of its Series A Preferred Stock any additional shares of stock of any class or other rights;

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

          9.3 there shall be any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

          9.4 there shall be a voluntary or involuntary dissolution, liquidation, or winding-up of the Company;

then, in any one or more of said cases, the Company shall give, by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company, (a) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding-up, at least ten (10) days' prior written notice of the date when the same shall take place. Any notice given in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution, or subscription rights, the date on which the holders of Series A Preferred Stock shall be entitled thereto. Any notice given in accordance with the foregoing clause (b) shall also specify the proposed date of such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, winding-up, or conversion, as the case may be.

     10. Governing Law. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Delaware.

     11. Lost Warrants. The Company represents and warrants to the Holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor and date, in lieu of the lost, stolen, destroyed or mutilated Warrant.

     12. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon exercise of this Warrant and in lieu thereof the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the Fair Market Value (as such term is defined in Section
1.2 hereof) of a Warrant Share on the date of exercise of this Warrant.

     13. No Impairment. The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company's obligations hereunder.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its officer, thereunto duly authorized as of this ______ day of ______, 2006.


                                  VELOCITY ASSET MANAGEMENT, INC.


                                  --------------------------------------

                                  --------------------------------------

                                  --------------------------------------


Accepted as of the ____ day of ______, 2006


ANDERSON & STRUDWICK, INCORPORATED


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                                       9

                         VELOCITY ASSET MANAGEMENT, INC.

                              FORM OF SUBSCRIPTION


To Velocity Asset Management, Inc.:

     The undersigned, the holder of Warrant Number ______, hereby irrevocably elects to exercise the purchase right represented by such Warrant, and to purchase thereunder _________* shares of Series A Convertible Preferred Stock, $.001 par value per share, of Velocity Asset Management, Inc. (the "Company").

     As payment therefor, the undersigned (mark one):

     ______ herewith makes a payment in cash or by check of U.S. $___________;
or

     ______ requests to utilize the cashless exercise provision in Section 1.2 of the Warrant Agreement to exercise.

     Further, the undersigned requests that the certificate or certificates for such shares be issued in the name of and delivered to the undersigned. The undersigned acknowledges and agrees that shares to be received by the undersigned are subject to the restrictions on transfer set forth in the Warrant.


                                        --------------------------------------
                                                    (Signature)

                                        --------------------------------------


                                        --------------------------------------
                                                     (Address)

Dated:_________________________

     *Insert here the number of shares set forth on the face of the Warrant (or, in the case of a partial exercise, the portion thereof as to which the Warrant is being exercised), in either case without making any adjustment (which adjustment will be made in the issuance of such Series A Convertible Preferred Stock, other stock, securities, property, or cash) for additional shares of Series A Convertible Preferred Stock or any other stock or other securities or property or cash that, pursuant to the adjustment provisions of the Warrant, is deliverable upon exercise.

                               FORM OF ASSIGNMENT


                  (To be signed only upon transfer of Warrant)

     For value received, the undersigned hereby sells, assigns and transfers unto ________________ the right represented by Warrant Number ________ to purchase ________ shares of Series A Convertible Preferred Stock, $.001 par value per share, of Velocity Asset Management, Inc. to which the attached Warrant related, and appoints ________________ as Attorney-in-Fact to transfer such right on the books of Velocity Asset Management, Inc. with the full power of substitution in the premises.

     The undersigned represents and warrants that the transfer of the attached Warrant is permitted by the terms of the Warrant Agreement pursuant to which the attached Warrant has been issued, and the transferee hereof, by acceptance of this Assignment, agrees to be bound by the terms of the Warrant Agreement with the same force and effect as if a signatory thereto.


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                                                    (Signature)

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                                        --------------------------------------
                                                     (Address)


Dated:____________________________


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                                                    (Signature)

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                                        --------------------------------------
                                                     (Address)

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